UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On July 14, 2015, Donaldson Company, Inc. (the “Company”) announced that it has entered into a binding agreement to acquire 100 percent of the shares of Industrias Partmo S.A., located in Bucaramanga, Colombia. Industrias Partmo S.A., is a leading manufacturer of replacement air, lube and fuel filters in Colombia.

The transaction is expected to close during the second quarter of Donaldson’s fiscal year 2016, subject to customary regulatory approval in Colombia.

A copy of the press release that discusses these matters is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1      Press Release dated July 14, 2015 announcing the signing of a binding agreement by the Company to acquire Industrias Partmo S.A.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 14, 2015

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
	Name:	Amy C. Becker
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 14, 2015 announcing the signing of a binding agreement by the Company to acquire Industrias Partmo S.A.